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                                                                   EXHIBIT 10G.



                                      1998

                               OFFICERS SHORT-TERM

                                 INCENTIVE PLAN


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                        MIDWEST MEDICAL INSURANCE COMPANY

                     1998 SHORT TERM INCENTIVE PLACE DESIGN

1.   PLAN PARTICIPANTS

     -  President

     -  Senior Vice President

     -  Vice President

2.   PERFORMANCE MEASURES AND WEIGHTINGS

     -  Combined Ratio          50%

     -  Retention               20%

     -  Growth                  20%

     -  Budget                  10%

3.   PLAN TRIGGER

     - The Threshold for Combined Ratio must be attained for the plan to activate and awards to be made under any performance measure.

4.   PARTICIPATION LEVELS

     -  Tier I - President

     -  Tier II - Senior Vice President

     -  Tier III - Vice President

5.   GOAL/TARGET AWARDS (% OF BASE SALARY)

     -  Tier I             35%

     -  Tier II            30%

     -  Tier III           25%

6.   AWARD CALCULATIONS

     -  Each performance measure is set up with a series of "cliffs".

     - Performance between "cliffs" would result in an award based on the lower "cliff".

     -  Performance below Threshold will result in no award being made.

     -  Performance beyond Maximum will not increase the award.

                                 AWARD SUMMARY *

                  Threshold                 Goal              Maximum
                  ---------                 ----              -------
Tier I               15.75%                35.00%             50.75%
Tier II              13.50%                30.00%             43.50%
Tier III             11.25%                25.00%             36.25%

* Assumes all performance measures are Threshold, Goal, Maximum. "Budget" counted only on Goal and Maximum.


                                      2

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                               PLAN ADMINISTRATION

1.   PURPOSE

     The primary purpose of the Midwest Medical Insurance Holding Company Short Term Incentive Plan is to provide a means whereby key executives may be rewarded according to their impact on, and contribution to, the operating success of the organization.

2.   DEFINITIONS

     "Base Salary" is the Plan Participant's salary in effect as of the end of the Plan Year.

     "Threshold" is the minimum level of performance required to generate an award. Performance below Threshold will result in no award being granted.

     "Goal" is the level of performance that reflects 100% attainment of the performance measure, thus triggering a target (or 100%) award.

     "Maximum" is the level of performance resulting in the maximum award available under the Plan being granted. Performance beyond Maximum will not increase the award.

     "Combined Ratio" is defined as a ratio which signifies the impact of all aspects of the Company's operation, premiums, losses, expenses, etc. The Threshold for Combined Ratio must be attained for the Plan to activate and awards to be made under any performance measure.

     "Retention" refers to the number of policy renewals retained subsequent to January 1, 1999.

     "Growth" refers to the number of new policyholders from new accounts generated during fiscal 1998.

     "Budget" is the 1998 MMIHC Corporate Operating Expense Budget.

     "Committee" refers to the Compensation Committee of the Board of Directors.

3.   PLAN ADMINISTRATOR

     The Plan Administrator will be the Chairman of the Committee. The actions of the Plan Administrator are subject to the approval of the Committee, as appropriate.

4.   PLAN ADMINISTRATION

     The Plan Administrator will be responsible for all matters relative to the effective administration of the Plan, including its interpretation, and resolution of issues where the Plan is silent. The Plan Administrator's actions in all material matters will be subject to the Committee's review.

5.   PLAN PARTICIPATION

     Participation in the Plan is at the discretion of the Plan Administrator. Participation in any one year does not guarantee participation in future years or participation at the same Tier (or award level).


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

6.   AWARD LEVELS

     Award Levels under the Plan are specified under the Plan Design section.

7.   EFFECTIVE DATE

     The effective date of the Plan is January 1, 1998.

8.   PLAN YEAR

     The Plan Year is the Company's fiscal year.

9.   TERMINATION OF EMPLOYMENT

     A Participant who terminates their employment or whose employment is terminated by the Company forfeits all rights under the Plan.

10.  DEATH, DISABILITY, RETIREMENT

     In the event of death, permanent disability, or retirement, a prorated award will be made based on the active time in the Plan and the level of performance attained. The Plan Administrator may use discretion in determining awards under these circumstances.

11.  EMPLOYMENT

     The Plan is not an employment contract, nor is there any intent to confer a right to employment to a Plan Participant.

     The Plan does not, in any way, restrict the Company's right to terminate a Participant's employment.

12.  AMENDMENT OF THE PLAN

     The Plan Administrator is free to amend the Plan at any time, subject to the approval of the Committee, concerning material matters. If the amendment materially impacts the interests of the Participant, they will be notified as soon as possible.

13.  TERMINATION OF THE PLAN

     The Plan Administrator, with the approval of the Committee, is free to terminate the Plan at any time. Under these circumstances, a prorated award will be made. The basis for the level of performance attained at the time of termination.

14.  RIGHTS OF THE PARTICIPANT

     Plan Participants have no rights under the Plan that may be pledged, borrowed against, or sold.


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                               MMIC COMBINED RATIO

Goal based upon actual amounts in the 1998 Business Plan approved by Board November 12, 1997. The goal combined ratio excludes retrospective premium credits and any premium adjustments from the IA or NE merger from the calculation. (see attached)

                                                     Performance              Award
                                    Goal                 Level                Level
                                    ----             -----------              -----
         Maximum                     97.9                 85%                  150%
                                    106.6                 92.5                 125
         Goal/Target                115.2                100.                  100
                                    123.8                107.5                  75
         Threshold                  132.5                115.                   50

         (Plan trigger - This threshold combined ratio must be attained to receive any award under the entire plan)

                           COMBINED RATIO TARGET AWARD
                           ---------------------------
                      Tier I              17.50%   of salary
                          II              15.00    of salary
                         III              12.50    of salary

                               MMIC COMBINED RATIO
                                   EXPLANATION

                               (in thousands of $)

                                                 1998        Combined        1998        Combined
                                                Budget        Ratio        Modified       Ratio
                                                ------       --------      --------      --------
Direct Premium Earned                             45,000                       45,000
Retro & IA Merger Refund                          (3,900)                       ---
Reinsurance Ceded - Current Year                  (6,500)                      (6,500)
Reinsurance Ceded - Prior Year                       600                          600
                                                  ------                        -----

Net Earned Premium                                35,200                       39,100
                                                  ------                       ------

Loss & ALAE Incurred                              32,980                       32,980
ULAE Incurred                                      5,669                        5,669
Underwriting Expense Incurred                      6,399                        6,399
                                                   -----                        -----

Total Expenses                                    45,048      128.0            45,048      115.2
                                                  ------                       ------

                                                   ---                         (5,948)

Retro & IA Merger Refund                           ---                         (3,900)
                                                                              -------

Net Underwriting (loss)                           (9,848)                      (9,848)
                                                   ------                      ------
                                                   ------                      ------

Finance Charges ($756) included with Direct Premium.

                                    RETENTION

Percentage of December 31, 1998 Physician Policies in force which are available for renewal and are retained at the January 1, 1999 renewal. January 1, 1999 retirements and those not offered a renewal policy for Underwriting reasons are not available for renewal.

                                                       Performance              Award
                                     Goal                 Level                 Level
                                     ----              -----------              -----
         Maximum                    99.75%                105%                  150%
                                    97.38                 102.5                 125
         Goal/Target                95.0                  100.                  100
                                    92.63                  97.5                  75
         Threshold                  90.25                  95.                   50


                             RETENTION TARGET AWARD
                             ----------------------

                      Tier I         7% of salary
                          II         6  of salary
                         III         5  of salary

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                                     GROWTH

1998 New Business premium written for all lines of business, physician, hospital, SIR, etc. Excludes new adds to existing accounts.

                                               Performance          Award
                                 Goal             Level             Level
                                 ----          ----------           -----
             Maximum            $3,170M           125%               150%
                                 2,853M           112.5              125
             Goal/Target         2,536M           100.               100
                                 2,219M            87.5               75
             Threshold           1,902M            75.                50



                                           GROWTH TARGET AWARD
                                           -------------------

                            Tier I            7% of salary
                                 II           6  of salary
                                 III          5  of salary

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                                     BUDGET

         Attain 1998 MMIHC budget as approved in the 1998 Business Plan.

                                      Performance                Award
                   Goal                 Level                    Level
                   ----               -----------                -----
                  $10,522M             95-105%                   100%

             (Performance outside of this range results in no award)



                                          BUDGET TARGET AWARD
                                          -------------------
                           Tier I           3.5% of salary
                                II          3.0  of salary
                                III         2.5  of salary